Exhibit 99.1

Contacts:
Don Klink	Scott Brittain
Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare Corporation	(615) 324-7308
(630) 296-3400	scott.brittain@cci-ir.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH QUARTER 2015 RESULTS

Downers Grove, Illinois (March 7, 2016) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of home and community-based personal care services provided in the home and focused on the dual eligible population, today announced its financial results for the fourth quarter and year ended December 31, 2015.

For the fourth quarter, net service revenues were $84.8 million, a 2.6% increase from $82.6 million for the fourth quarter of 2014. Net income from continuing operations was $3.1 million, or $0.27 per diluted share, for the fourth quarter of 2015 compared with $3.6 million, or $0.33 per diluted share, for the prior-year fourth quarter. Adjusted diluted net income per share from continuing operations for the fourth quarter of 2015 was $0.29 compared with $0.36 for the fourth quarter for 2014. Adjusted diluted net income per share from continuing operations per share excludes (i) for 2015 a net $0.02 expense impact comprised of a $0.09 benefit from Worker Opportunity Tax Credits that relate to the first three quarters of 2015; a $0.05 expense caused by a higher reserve estimate for workers compensation to adjust for a lowering of reserves in the third quarter of 2015; a $0.03 expense due to transaction expenses related to the South Shore Home Health Services acquisition; and a $0.03 expense from an accrual related to an IRS audit of prior years; and (ii) for 2014 a $0.03 expense related to M&A transaction expenses. Adjusted EBITDA was $5.4 million for the fourth quarter of 2015 compared with $7.1 million for the same prior-year quarter. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures.)

For 2015, net service revenues increased 7.6% to $336.8 million from $312.9 million for 2014. Net income from continuing operations was $11.4 million, or $1.02 per diluted share, for 2015 compared with $12.0 million, or $1.08 per diluted share, for 2014. Adjusted diluted net income per share was $1.12 for 2015 and $1.14 for 2014. Adjusted EBITDA was $23.6 million for 2015 compared with $23.8 million for 2014.

Adjusting 2015 and 2014 revenues to exclude revenue from previously announced closed locations, total net service revenues and same store revenues rose 6.1% and 2.9%, respectively, for the fourth quarter of 2015 compared with the fourth quarter of 2014. For the full year, adjusted net service revenues grew 10.0% for 2015 compared with 2014 and 6.8% on a same store basis.

Commenting on the results, Dirk Allison, who was appointed President and Chief Executive Officer of Addus on January 18, 2016, said, “The Company’s heightened focus on organic growth is reflected in the sequential-quarter improvement in key operating metrics. For the fourth quarter, billable hours per day increased sequentially at an annualized rate of 12.1%. Revenues per day for the fourth quarter of 2015 increased sequentially at an annualized rate of 13.2%.

“While Addus remains fundamentally committed to providing high quality services, we are also focused on our cost structure, which has continued to be higher than we would like. In the fourth quarter, our costs were higher due in part to an increase in general liability claims and an increased A/R reserve. We also believe that certain of our operating costs are higher than they need to be.

-MORE-

ADUS Reports Fourth Quarter 2015 Results

March 7, 2016

“We have already begun to institute additional measures and processes to ensure that the investments we make generate appropriate returns. Expense reduction initiatives are ongoing in many areas, including in payroll following our 2015 system conversion, telecommunications and IT spending, and our centralized care center infrastructure. We expect to see meaningful reductions in these and other costs by the end of 2016, while improving our operational efficiency and support for high quality care. As we implement these initiatives, there may be some one-time charges, which we would expect to discuss further at the end of the first quarter.”

Mr. Allison concluded, “The completion of the South Shore acquisition, which we expect will be accretive to our 2016 financial results, provides Addus a strong start to achieving our goals for 2016. Addus is well positioned as the leading pure-play home care company. We have the opportunity to leverage attractive industry growth dynamics through the ongoing execution of our organic growth and acquisition strategies.”

Addus completed the fourth quarter with $4.1 million in cash, no bank debt and $58.3 million of availability under its revolving credit facility. Net cash used in operating activities was $4.7 million for the fourth quarter of 2015 while cash provided by operating activities was $4.1 million for the full year. In conjunction with the completion of the South Shore acquisition in February 2016, the Company borrowed $22 million on its term loan facility.

The Company believes a material weakness in internal controls over financial reporting existed as of December 31, 2015, principally related to controls over its payroll system and related processes. During 2015, the Company converted to a new payroll system, which contributed to operational issues resulting in a failure of controls. Over the past few weeks, the Company has started the process of making changes to address this control deficiency. The Company will report such material weakness in Item 9A of its Annual Report on Form 10-K for the 2015 fiscal year.

Non-GAAP Financial Measures

The information provided in this release includes adjusted diluted net income per share, Adjusted EBITDA and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted diluted net income per share as diluted net income per share, adjusted for M&A expenses, costs incurred to exit certain exited sites, tax benefit from prior-period worker opportunity tax credits, increased prior-period general liability claims and incremental costs for Sarbanes-Oxley Section 404 compliance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. The Company defines adjusted net service revenue as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted diluted net income per share to diluted net income per share, a reconciliation of Adjusted EBITDA to net income and a reconciliation of adjusted net service revenue to net service revenue, in each case, the most directly comparable GAAP measure. Management believes that adjusted diluted net income per share, adjusted EBITDA and adjusted net service revenue are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, March 8, 2016, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 17828912. A telephonic replay of the conference call will be available through midnight on March 22, 2016, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 17828912.

-MORE-

ADUS Reports Fourth Quarter 2015 Results

March 7, 2016

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, estimation inaccuracies in future revenues, margins, earnings and growth, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2015 and its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2015, each of, which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a comprehensive provider of home and community-based services that primarily are personal in nature, provided in the home and focused on the dual eligibility population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. For more information, please visit www.addus.com.

-MORE-

ADUS Reports Fourth Quarter 2015 Results

March 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Net service revenues	$84,760	$82,636	$336,815	$312,942
Cost of service revenues	62,567	59,989	245,492	229,207

Gross profit	22,193	22,647	91,323	83,735
	26.2%	27.4%	27.1%	26.8%
General and administrative expenses	17,966	16,259	70,582	61,834
Depreciation and amortization	1,212	1,146	4,717	3,830

Total operating expenses	19,178	17,405	75,299	65,664

Operating income from continuing operations	3,015	5,242	16,024	18,071
Total interest expense, net	235	196	739	680

Income from continuing operations before income taxes	2,780	5,046	15,285	17,391
Income tax (benefit) expense from continuing operations	(271)	1,403	3,932	5,428

Net income from continuing operations	3,051	3,643	11,353	11,963
Discontinued operations:
Income from Home Health Business, net of tax	270	280	270	280

Earnings from discontinued operations	270	280	270	280

Net income	$3,321	$3,923	$11,623	$12,243

Net income per share:
Continuing Operations	$0.27	$0.33	$1.02	$1.08

Discontinued Operations	$0.02	$0.02	$0.02	$0.02

Weighted average number of common shares outstanding:
Diluted	11,220	11,143	11,189	11,114

Cash Flow Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014

Net cash (used in) provided by operating activities	$(4,680)	$(562)	$4,106	$7,028
Net cash (used in) investing activities	(5,012)	(484)	(10,724)	(12,496)
Net cash (used in) provided by financing activities	(1,081)	285	(2,641)	3,266

Net change in cash	(10,773)	(761)	(9,259)	(2,202)
Cash at the beginning of the period	14,877	14,124	13,363	15,565

Cash at the end of the period	$4,104	$13,363	$4,104	$13,363

-MORE-

ADUS Reports Fourth Quarter 2015 Results

March 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2015	2014
Assets

Current assets
Cash	$4,104	$13,363
Accounts receivable, net	84,959	68,333
Prepaid expenses and other current assets	4,858	7,168
Deferred tax assets	8,640	8,508

Total current assets	102,561	97,372

Property and equipment, net	8,619	7,695

Other assets
Goodwill	68,844	64,220
Intangible assets, net	10,351	10,347
Investment in joint venture	900	900
Other assets	1,337	269

Total other assets	81,432	75,736

Total assets	$192,612	$180,803

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$4,748	$3,951
Accrued expenses	35,082	37,268
Current portion of capital lease obligations	1,109	986
Current portion of contingent earn-out obligation	1,250	1,000

Total current liabilities	42,189	43,205

Capital lease obligations, less current portion	1,882	2,677
Contingent earn-out obligation, less current portion	—	1,120
Deferred tax liability	6,815	5,845

Total long-term liabilities	8,697	9,642

Total liabilities	50,886	52,847

Total stockholders’ equity	141,726	127,956

Total liabilities and stockholders’ equity	$192,612	$180,803

-MORE-

ADUS Reports Fourth Quarter 2015 Results

March 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
General:
Adjusted EBITDA (in thousands) (1)	$5,394	$7,076	$23,627	$23,759
States served at period end	—	—	22	22
Locations at period end	—	—	119	129
Employees at period end	—	—	21,395	18,054

Home & Community:
Average billable census—same store (2)	31,917	32,080	32,038	31,019
Average billable census—acquisitions (3)	680	—	718	—
Average billable census total	32,597	32,080	32,756	31,019
Billable hours (in thousands)	4,930	4,825	19,556	18,335
Average billable hours per census per month	50.4	50.1	49.8	49.3
Billable hours per business day	77,032	75,385	76,390	71,903
Revenues per billable hour	$17.19	$17.13	$17.22	$17.07

Percentage of Revenues by Payor:
State, local and other governmental programs	77.3%	80.3%	77.7%	86.4%
Managed care organizations	18.8	15.4	18.3	9.1
Private duty	2.9	3.2	3.0	3.4
Commercial	1.0%	1.1%	1.0%	1.1%

(1)	We define Adjusted EBITDA as earnings before discontinued operations, interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and IRS accrual adjustment. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended December 31, 2014 by 1,101 and twelve months ended December 31, 2014 by 1,346.
(3)	The average billable census in acquisitions of 2,914 and 2,294 for the three months and twelve months ended December 31, 2014, respectively, was reclassified to average billable census—same stores for comparability purposes.

-MORE-

ADUS Reports Fourth Quarter 2015 Results

March 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$3,321	$3,923	$11,623	$12,243
Less: (Earnings) from discontinued operations, net of tax	(270)	(280)	(270)	(280)
Net income from continuing operations	3,051	3,643	11,353	11,963
Interest expense, net	234	196	739	680
Income tax (benefit) expense from continuing operations	(270)	1,403	3,932	5,428
Depreciation and amortization	1,213	1,146	4,717	3,830
M&A expenses	455	423	1,013	1,031
Stock-based compensation expense	411	265	1,573	827
IRS Accrual	300	—	300	—

Adjusted EBITDA	$5,394	$7,076	$23,627	$23,759

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (2)
Diluted earnings per share	$0.27	$0.33	$1.02	$1.08
Acquisition-related transaction expense per share	0.03	0.03	0.07	0.06
Worker Opportunity Tax Credits per share	(0.09)	—		—
Cost associated with IRS accrual per share	0.03	—	0.03	—
Reserve adjustment for Workers Compensation per share	0.05	—

Adjusted diluted earnings per share	$0.29	$0.36	$1.12	$1.14

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$84,760	$82,636	$336,815	$312,942
Revenue associated with the closure of certain sites	(141)	(2,875)	(5,549)	(11,768)

Adjusted net service revenues	$84,619	$79,761	$331,266	$301,174

(1)	We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and IRS accrual adjustment. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted diluted earnings per share as earnings per share, adjusted for M&A expenses, cost associated with IRS accrual, tax benefit from worker opportunity tax credits and reserve adjustment for workers compensation. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

-END-